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                                                                   Exhibit 10.22


                              EMPLOYMENT AGREEMENT
                              --------------------

            EMPLOYMENT AGREEMENT dated as of January 1, 1999 between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and YACOV KAUFMAN (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, the Executive has been the Vice President and Chief Financial Officer of the Company since 1996, Vice President of its subsidiary Decision Systems Israel Ltd. ("DSI") since 1990 and under its employ since May 1986, and has successfully fulfilled the responsibilities of his positions in the Company and its subsidiaries; and

            WHEREAS, the Company desires to assure itself of the Executive's continued services, and the Executive is willing to continue to provide such services to the Company, all upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the promises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    EMPLOYMENT.
      The Company shall employ the Executive, and the Executive shall serve, as Vice President and Chief Financial Officer of the Company and DSI during the period commencing January 1, 1999 through December 31, 2000 (the "Employment Period"). During the Employment Period the Executive shall devote his best efforts and services to his employment on a substantially full-time basis. The place of employment shall be the headquarters of DSI, which shall at all times be in the Central Area of Israel. The Employment Period may be extended by agreement of the parties.

2.    COMPENSATION.

        (a) During the Employment Period the Company shall pay the Executive a salary at the rate of $10,679 per month commencing on January 1, 1999. This rate shall be adjusted annually, effective as of January 1 of each year, to reflect the increase in the Cost of Living Index in the US. In addition to this adjustment, during the Employment Period, the Executive's salary rate shall be reviewed annually by the Company's Board of Directors (the "BoD"), which may increase the Executive's salary, as it deems appropriate. The salary shall be paid in arrears no later than the second day of the month following the month in which it was earned.

        (b) As an inducement to his entering into this Agreement, the Company agrees to recommend to the Compensation and Stock Option Committee of the BoD (the "Committee") that the Company grant the Executive options to purchase 25,000 shares of Common Stock exercisable at fair market value on the date of the grant. The Executive will be eligible for future grants of stock options if and as recommended by management of the Company and the Committee..

        (c) During the Employment Period the Executive shall be reimbursed by the Company for reasonable business expenses actually incurred or paid by him in connection with the


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            performance of his duties hereunder in accordance with the policies of the Company. All air travel shall be business class.

        (d) During the Employment Period the Company shall contribute and the Executive shall participate in all of the employee benefit plans provided to the Company's management employees in Israel, including without limitation, monthly contribution of (i) 15.83% of the Executive's salary to the Executive's Management Insurance policy, (5% pension, 8.33% severance and 2.5% disability insurance), and
            (ii) an additional 7.5% of the Executive's salary to the Executive's Continued Education Fund ("Keren Hishtalmut" in Israel). These funds and policies will be owned and controlled entirely and solely by the Executive.

        (e) At all times during the Employment Period the Company shall maintain in the severance portion of the Executive's Manager's Insurance Fund an amount equal to his monthly salary multiplied by the number of years (and fractions thereof) that the Executive has been employed by the Company or any of its subsidiaries. This balance is to be deducted from any sums owing to the Executive as severance pay pursuant to Paragraph 4(b) hereof.

        (f) The Executive shall be entitled to 22 workdays vacation which shall be accrued from year to year and redeemable for a cash payment at the option of the Executive. All accrued vacation exceeding 44 days shall be automatically redeemed and paid to the Executive.

        (g) The Company shall make available to the Executive during the Employment Period an automobile for the Executive's exclusive use at the Company's expense. The Company shall also at its own expense pay for all operating costs, repairs, insurance, parking and all withholding taxes for such automobile.

3.    OTHER ACTIVITIES.
        The Executive expressly agrees, as a condition to the performance by the Company of its obligations hereunder, that at all times during the Employment Period, the Executive shall not directly or indirectly engage in, as a director, officer, employee, partner or stockholder in any business, association, firm or corporation (other than the Company or any parent, subsidiary or successor of it) that is engaged in whole or in part in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries, except that the Executive may own not in excess of 10% (or such greater percentage as to which the Board of Directors of the Company shall consent) of any class of securities of any such competitive entity that is registered under
        Section 12 of Exchange Act or otherwise publicly traded.

4.    TERMINATION.

        (a) Each of the Company and the Executive shall have the right to terminate the Executive's employment with the Company and its subsidiaries upon written notice to the other party. Such notice shall specify the date (the "Termination Date") upon which the Executive's services to the Company shall terminate (which date shall be the last day of a calendar month not less than 30 days after the date such notice is given, unless such termination is for Cause as defined in Paragraph 4(g)).

        (b) Upon the Termination Date or upon expiration of the Employment Period, the Company shall pay the Executive severance pay equal to 150% his last months salary multiplied by the number of years (and any fraction of any year) that the Executive has been employed


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            by the Company or any of its subsidiaries. Such payment shall be reduced by the balance in the Executive's severance fund pursuant to Paragraph 2(d) above.

        (c) In addition to the severance payment pursuant to Paragraph 4(b),

         i. upon expiration of the Employment Period or upon the Termination Date, if the Company initiates the termination pursuant to Paragraph 4(a) hereof or the Executive exercises his right under Paragraph 4(c) hereof, the Company shall pay the Executive a termination payment equal to five times his last month's salary; or

        ii. in the event that the Executive terminates his employment pursuant to Paragraph 4(a) hereof, upon the Termination Date the Company shall pay the Executive a termination payment equal to two times his last month's salary.

            These payments are in addition to any other rights and payments owing to the Executive under this Agreement. Notwithstanding any of the foregoing provisions to the contrary of this Paragraph 4(c), the Executive shall not be entitled to a termination payment hereunder in the event of the termination of his employment for Cause as defined in Paragraph 4(g).

        (d) Notwithstanding anything to the contrary herein, if at any time during the Employment Period, the Company breaches any of its obligations hereunder or there shall occur a "Change in Control of the Company" (as hereinafter defined), the Executive shall have the option, upon written notice to the Company that such breach or a Change in Control of the Company has occurred and that the Executive intends to exercise such option, to terminate his employment with the Company. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the .meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the


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            directors then still in office who were directors at the beginning of such two-year period or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of
            Schedule 14A of Regulation 14A promulgated under the Exchange Act.

        (e) The Executive shall not be required to seek other employment in order to mitigate his damages hereunder, and no amounts received from any such employment shall reduce any amount that the Company would otherwise be required to pay to under this Agreement or applicable law.

        (f) In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual expenses of such action, including attorneys' fees, disbursements and travel expenses, incurred by him.

        (g) The Company may at any time terminate Executive's employment hereunder for Cause by delivering notice of termination to Executive (such termination to be effective upon delivery of such notice). For purposes of this Agreement, "Cause" means the occurrence in fact of any of the following:

         i. Executive is convicted of a felony or other crime involving moral turpitude;

        ii. Executive performs his duties hereunder with gross negligence;

       iii. Executive engages in gross misconduct that materially injures the Company;

        iv. Executive materially breaches his fiduciary duties as an employee of the Company and fails to cure such breach promptly upon written notice thereof; or

         v. Executive materially breaches any of his other obligations under this Agreement.

5.    CONFIDENTIALITY.
      The Executive shall not during the term of this Agreement or thereafter disclose to any person, firm or corporation, except as otherwise required by law, any information concerning the business, clients or affairs of the Company that he may have acquired in the course of, or as an incident to, his employment by the Company, for his own benefit or that of any such person, firm or corporation, or to the detriment or intended or probable detriment of the Company.

6.    INDEMNIFICATION.
      The Executive shall be entitled throughout the term of this Agreement and thereafter to indemnification in respect of any claim, suit, action, loss or damages arising out of or relating to his acts or omissions as an employee, officer or director of the Company, and\or any of its subsidiaries, (or any successor pursuant to Paragraph 12 hereof) to the fullest extent permitted by the Delaware General Corporation Law or other applicable law, provided, however, that in the event of a suit by the Company against the Executive, the Company shall have no obligation to advance any costs of counsel.

7.    REMEDIES.
      The Company hereby waives, and will not assert, any right to set off the amount of any claims, liabilities, damages or losses the Company may have against any amounts payable by the Company to the Executive hereunder, and any amounts payable to or otherwise accrued for the account of the Executive in respect of any period prior to the effective termination of this Agreement shall be paid as provided in this Agreement without any such set-off.


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8.    ARBITRATION.
      Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgement upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York, or such other place as may be agreed upon at the time by the parties to the arbitration. The Company will pay for all travel and related expenses as may be reasonably required by the Executive so as to afford his presence at all such proceedings.

9.    GOVERNING LAW.
      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.


10.   EMPLOYMENT AGREEMENT WITH SUBSIDIARY.
      The Executive may have an employment agreement with a subsidiary or subsidiaries of the Company. Any payments made in accordance with such agreements are to be deducted from the Company's similar obligations in this agreement.

11.   ENTIRE AGREEMENT.
      This Agreement constitutes the whole agreement of the parties hereto in reference to any employment of the executive by the Company and in reference to any of the matters or things herein provided for or discussed or mentioned in reference to such employment, all prior agreements, promises, representations and understandings relative thereto being herein merged.

12.   ASSIGNABILITY.
        (a) In the event that the Company shall merge or consolidate with any other corporation or all or substantially all the Company's business or assets shall be transferred in any manner to any other person, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and, subject to the provisions of Paragraph 4(d) relating to Change in Control, shall thereafter be deemed for all purposes hereto to be the Company hereunder. This Agreement shall be binding upon and inure to the benefit of any such successor and the legal representatives of the Executive.

        (b) This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of this Paragraph 12.

        (c) Except as otherwise provided in this Paragraph 12, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

13.   AMENDMENTS; WAIVERS.
      This Agreement may be amended, modified, superseded or cancelled and the terms or covenants hereof may be waived only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


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14.   NOTICES.
      All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed given if (i) delivered by hand,
      (ii) mailed by registered or certified mail (return receipt requested), postage prepaid, or (iii) deposited with Federal Express or other recognized over-night courier service, to any party addressed as follows (or to such other address as shall be specified by a party by like notice).

          If to the Company:                      If to the Executive:
              Data Systems & Software Inc.               Yacov Kaufman
              200 Route 17                               42 Ginio St.
              Mahwah, New Jersey 07430                   Jerusalem, 97289
              USA                                        ISRAEL

15.   SEVERABILITY.
      If for any reason any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the validity and effect of all other provisions hereof shall not be affected thereby.

16.   HEADINGS.
      Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.

17.   COUNTERPARTS.
      This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

              IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the day and year first above written.

                                             DATA SYSTEMS & SOFTWARE INC.



         /s/ Yacov Kaufman                   By: /s/ George Morgenstern
     -------------------------                   ----------------------
             Yacov Kaufman                           George Morgenstern
                                                      CEO and President


                                             By: /s/ Sheldon Krause
                                                 ------------------
                                                     Sheldon Krause
                                                     Secretary


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